Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Eric Clark (805) 981-8655

LTC REPORTS 2026 THIRD QUARTER RESULTS AS SHOP MOMENTUM CONTINUES

– Year-to-Date SHOP Acquisitions of Nearly $950 Million Surpass Previously Disclosed Mid-Point Target –

– SHOP Now Represents 45% of Company’s Annualized Net Operating Income –

WESTLAKE VILLAGE, CALIFORNIA, November 3, 2026 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust specializing in seniors housing and health care properties, today announced operating results for the third quarter ended September 30, 2026.

“Our SHOP strategy is delivering and reshaping LTC’s future by transforming our portfolio, building a scalable operating platform, and strengthening our ability to capitalize on new growth opportunities,” said Clint Malin, LTC’s Co-CEO. “SHOP acquisitions have reached nearly $950 million through October, surpassing our 2026 mid-point acquisition target, increasing our earnings power, and extending our runway for growth. As SHOP contributes a greater share of net operating income, we are creating meaningful long-term value for shareholders, and remain confident in our ability to further differentiate LTC as a growth-oriented seniors housing REIT.”

Third Quarter Financial Results

	Three Months Ended
	September 30,
(unaudited, amounts in thousands, except per share data)	2026	2025

Total revenues	$115,246	$69,290
Net income available to common stockholders	$346,374	$(20,149)
Number of outstanding shares of common stock	54,820	47,333
Diluted earnings per common share	$6.39	$(0.44)

Nareit funds from operations available to common stockholders ("FFO") (1)	$40,069	$(10,424)
Nareit diluted FFO per common share (1)	$0.74	$(0.23)

FFO available to common stockholders, excluding non-core adjustments ("Core FFO") (1)	$38,653	$31,994
Diluted Core FFO per share (1)	$0.71	$0.69

Funds available for distribution ("FAD") (1)	$40,900	$35,720
Diluted FAD per share (1)	$0.75	$0.77

FAD, excluding non-core adjustments ("Core FAD") (1)	$39,484	$33,609
Diluted Core FAD per share (1)	$0.73	$0.72

(1)	Represents non-GAAP financial measures. A reconciliation of these measures is included in the tables at the end of this press release.

Summary of Financial Results:

●	Total revenues: Increased $46 million primarily due to SHOP acquisitions and conversions, a lease termination fee received in the 2026 third quarter related to the sale of the leased properties, the turnaround effect of a prior year non-cash write off of straight-line effective interest, an increase in interest income from loan originations and construction funding, and higher rent from market-based rent resets and escalations. This increase was offset by decreases from asset sales and loan payoffs.
●	Net income available to common stockholders: Increased $367 million primarily due to an increase in gain on sale, the turnaround effect of a prior year non-cash write off of straight-line effective interest as noted above, an increase in SHOP NOI, the lease termination fee discussed above, increases in interest income and rental income, as noted above, partially offset by an increase in depreciation and amortization and interest expenses, a 2026 third quarter impairment charge, and decreases from asset sales and loan payoffs.
●	Diluted Core FFO per share: Increased $0.02 primarily due to higher income from SHOP acquisitions, an increase in interest income from loan originations and additional loan funding, and higher rental income from market-based rent resets, partially offset by lower revenue from asset sales and loan payoffs, and an increase in interest expense.
●	Diluted Core FAD per share: Increased $0.01 primarily due to the same factors described above, and higher rental income from rent escalations, partially offset by recurring capital expenditures related to the Company’s SHOP assets.

Seniors Housing Operating Portfolio (“SHOP”) as of November 3, 2026

Since launching its SHOP platform in May 2025, LTC has grown the portfolio to 50 communities managed by 14 operators, 12 of which are new LTC relationships.

●	Annualized NOI contribution: 45%.
●	Acquisitions: $1.3 billion.
●	Percentage of gross investments: 53%.
●	Average property vintage: 9 years.
●	Markets: 60% located in primary markets as designated by the National Investment Center for Seniors Housing & Care (NIC).

“When we introduced our SHOP platform, we envisioned creating a differentiated growth engine that would enhance LTC’s earnings profile, strengthen operator relationships, and position the company for future growth. The progress we have achieved reflects both the strength of that vision and our team’s ability to execute it,” said Pam Kessler, LTC’s Co-CEO. “While our goals were ambitious, we have successfully built a scalable platform that is generating considerable momentum. As a result, we believe LTC is better positioned to drive sustainable earnings growth, increase portfolio resilience, and build ongoing shareholder value.”

Supplemental Information

Additional financial information is available in the tables below, online in the Supplemental Operating and Financial Data presentation, and on Form 10-Q at https://ir.ltcreit.com.

Previously Disclosed Third Quarter Transactions

●	$566 million in SHOP acquisitions:
o	12 communities across seven states; 1,218 independent living, assisted living and memory care units; average year-one cap rate of approximately 6.9%; average anticipated unlevered IRR in the low- to mid-teens.
●	$464 million in asset sales:
o	17 skilled nursing centers across three states for $304 million; 2,462 beds; $15.3 million total annualized rental income; $195 million gain on sale.
o	17 seniors housing communities across four states for $160 million; 738 assisted living and memory care units; $10.3 million total annualized rental income; $129 million gain on sale.

Previously Disclosed Fourth Quarter Transactions

●	$208 million in SHOP acquisitions:

o	Four communities across four states; 512 independent living, assisted living and memory care units; average year-one cap rate of approximately 6.6%; average anticipated unlevered IRR in the low- to mid-teens.

Liquidity

●	Entered into a new $500 million equity distribution agreement in the 2026 third quarter to replace the existing $400 million equity distribution agreement (previously disclosed).
●	$903 million of total proforma liquidity:
o	$11 million cash on hand.
o	$490 million available under the Company’s unsecured revolving line of credit with $410 million outstanding.
o	$402 million available under the Company’s ATM.

Guidance

LTC is increasing its 2026 SHOP investment mid-point guidance to $1 billion from $900 million. Additionally, LTC is narrowing its 2026 SHOP NOI guidance to a range of $73.5 million to $76.4 million, from $71.2 million to $79.9 million. LTC reaffirmed its 2026 full-year total Company guidance as follows:

2026
Full Year
Diluted earnings per common share	$7.80 to $7.82
Diluted Core FFO per share	$2.76 to $2.78
Diluted Core FAD per share	$2.83 to $2.85

Information and a reconciliation of the Company’s guidance, funds from operations attributable to common stockholders, excluding non-core adjustments, (“Core FFO”) and funds available for distribution, excluding non-core adjustments, (“Core FAD”) are included in the tables at the end of this press release.

Conference Call Information

LTC will conduct a conference call on Wednesday, November 4, 2026 at 8:00 a.m. Pacific / 11:00 a.m. Eastern, to provide commentary on its performance and operating results for the quarter ended September 30, 2026.

Webcast	https://ir.ltcreit.com/
USA Toll-Free Number	877-407-8634
International Number	201-689-8502

Conference Call Replay
A replay of the call will be available three hours after the live call through November 18, 2026.

USA Toll-Free Number	877-660-6853
International Number	201-612-7415
Access ID	13763347

About LTC

LTC is a real estate investment trust (REIT) focused on seniors housing and health care properties, principally investing through SHOP, triple-net leases, joint ventures, and structured finance solutions. The Company’s portfolio includes nearly 170 properties throughout the United States. Based on gross real estate investments, 80% of the Company’s assets are seniors housing communities, with the remainder skilled nursing centers. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include statements regarding the Company’s 2026 full-year guidance, including diluted earnings per common share, Core FFO and Core FAD per share; SHOP NOI estimates; gross investment targets; anticipated cap rates and unlevered IRRs on acquisitions; expected asset sales and loan payoffs; occupancy growth projections; and the Company’s ability to drive sustainable earnings growth and build shareholder value. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under the Company’s new SHOP segment; the Company’s dependence on the ability of its third-party independent operators to successfully manage and operate the Company’s SHOP communities; the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to find suitable replacement operators for its SHOP communities; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” and other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Resident fees and services (1)	$70,539	$22,203	$176,256	$34,153
Rental income	27,505	27,842	79,834	89,463
Interest income from financing receivables (2)	5,644	7,096	19,539	21,182
Interest income from mortgage loans	10,389	9,856	30,933	28,715
Interest and other income	1,169	2,293	2,954	5,048
Total revenues	115,246	69,290	309,516	178,561

Expenses:
Seniors housing operating expenses (1)	50,808	17,362	129,905	26,781
Interest expense	11,312	8,791	31,578	24,718
Depreciation and amortization	13,718	8,987	38,068	26,925
Impairment loss	2,310	—	2,310	—
Write-off of effective interest receivable	—	41,455	—	41,455
Provision (recovery) for credit losses	47	203	(610)	3,642
Transaction costs	1,165	587	3,042	7,734
Triple-net lease property tax expense	1,987	2,581	6,482	8,483
General and administrative expenses	8,125	7,523	24,868	22,941
Total expenses	89,472	87,489	235,643	162,679

Income before unconsolidated joint ventures, real estate dispositions and other items	25,774	(18,199)	73,873	15,882

Gain (loss) on sale of real estate, net	323,948	(738)	331,500	(235)
Income from unconsolidated joint ventures	—	439	396	4,543
Income tax (provision) benefit	(398)	(42)	(674)	39
Net income	349,324	(18,540)	405,095	20,229
Income allocated to non-controlling interests	(1,178)	(1,455)	(3,719)	(4,452)
Net income attributable to LTC Properties, Inc. stockholders	348,146	(19,995)	401,376	15,777

Non-forfeitable dividends on participating securities	(157)	(154)	(471)	(471)
Undistributed income allocated to participating securities	(1,615)	—	(1,646)	—
Income allocated to participating securities	(1,772)	(154)	(2,117)	(471)
Net income available to common stockholders	$346,374	$(20,149)	$399,259	$15,306

Earnings per common share:
Basic	$6.44	$(0.44)	$7.77	$0.33
Diluted	$6.39	$(0.44)	$7.70	$0.33

Weighted average shares used to calculate earnings per
common share:
Basic	53,763	46,123	51,412	45,726
Diluted	54,208	46,123	51,852	46,107

Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1)	Represents the Company’s seniors housing operating portfolio (“SHOP”) operating income and expense.
(2)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on the Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on the Consolidated Statements of Income.

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share amounts)

	September 30, 2026	December 31, 2025
Investments:	(unaudited)	(audited)
Land	$145,778	$128,590
Buildings and improvements	1,940,985	1,482,075
Accumulated depreciation and amortization	(311,498)	(408,906)
Owned real properties, net	1,775,265	1,201,759
Financing receivables,(1) net of credit loss reserve: 2026—$2,875; 2025—$3,631	284,656	359,457
Mortgage loans receivable, net of credit loss reserve: 2026—$4,002; 2025—$3,849	396,832	381,662
Real property investments, net	2,456,753	1,942,878
Notes receivable, net of credit loss reserve: 2026—$250; 2025—$259	24,775	25,615
Investments in unconsolidated joint ventures	—	12,524
Investments, net	2,481,528	1,981,017

Other assets:
Cash and cash equivalents	182,983	14,387
Debt issue costs related to revolving line of credit	5,639	4,742
Interest receivable	25,274	22,720
Straight-line rent receivable	15,979	17,949
Prepaid expenses and other assets	43,845	21,245
Total assets	$2,755,248	$2,062,060

LIABILITIES
Revolving line of credit	$429,900	$252,863
Term loans, net of debt issue costs: 2026—$1,530; 2025—$1,787	198,470	198,213
Senior unsecured notes, net of debt issue costs: 2026—$776; 2025—$895	356,724	391,105
Accrued interest	1,719	3,806
Accrued expenses and other liabilities	60,579	53,689
Total liabilities	1,047,392	899,676

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2026—54,820; 2025—48,482	548	485
Capital in excess of par value	1,426,948	1,189,846
Cumulative net income	2,244,783	1,843,407
Accumulated other comprehensive income	11,568	482
Cumulative distributions	(2,049,066)	(1,959,236)
Total LTC Properties, Inc. stockholders’ equity	1,634,781	1,074,984
Non-controlling interests	73,075	87,400
Total equity	1,707,856	1,162,384
Total liabilities and equity	$2,755,248	$2,062,060

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, amounts in thousands)

	Nine Months Ended
	September 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$405,095	$20,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,068	26,925
Stock-based compensation expense	6,675	7,188
Impairment loss	2,310	—
(Gain) loss on sale of real estate, net	(331,500)	235
Deferred income tax provision (benefit)	674	(39)
Income from unconsolidated joint ventures	(396)	(4,543)
Income distributions from unconsolidated joint ventures	494	4,578
Straight-line rent adjustment	696	1,447
Adjustment for collectability of straight-line rental income	—	1,514
Adjustment for collectability of lease incentives	13	249
Amortization of lease incentives	363	556
Effective interest income	(1,728)	(2,194)
Write-off of effective interest receivable	—	41,455
(Recovery) provision for credit losses	(610)	3,642
Amortization of debt issue costs	1,738	1,191
Other non-cash items, net	8	64
Change in operating assets and liabilities
Increase in interest receivable	(5,014)	(4,903)
(Decrease) increase in accrued interest payable	(2,087)	915
Net change in other assets and liabilities	(8,377)	(471)
Net cash provided by operating activities	106,422	98,038
INVESTING ACTIVITIES:
Investment in real estate properties	(737,890)	(268,169)
Investment in real estate capital improvements	(11,160)	(6,673)
Proceeds from sale of real estate, net	469,928	5,714
Investment in financing receivables	(373)	(777)
Proceeds from sale of properties accounted for as a financing receivable	62,220	—
Investment in real estate mortgage loans receivable	(15,542)	(99,200)
Principal payments received on mortgage loans receivable	680	21,731
Investments in unconsolidated joint ventures	(34)	(740)
Proceeds from liquidation of investments in unconsolidated joint ventures	12,558	13,000
Advances and originations under notes receivable	—	(25)
Principal payments received on notes receivable	849	18,039
Net cash used in investing activities	(218,764)	(317,100)
FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving line of credit	177,037	404,100
Repayment of debt	(34,500)	(144,500)
Proceeds from common stock issued	236,790	59,316
Payments of common share issuance costs	(413)	(353)
Distributions paid to stockholders	(89,830)	(80,012)
Acquisition of and distribution paid to non-controlling interests	—	(1,188)
Financing costs paid	(2,259)	(4,562)
Cash paid for taxes in lieu of shares upon vesting of long-term equity incentives	(5,875)	(5,209)
Other	(12)	(11)
Net cash provided by (used in) financing activities	280,938	227,581
Increase (decrease) in cash and cash equivalents	168,596	8,519
Cash and cash equivalents, beginning of period	14,387	9,414
Cash and cash equivalents, end of period	$182,983	$17,933

See LTC’s most recent Quarterly Report on Form 10-Q for Supplemental Cash Flow Information

Supplemental Reporting Measures

Funds from operations (“FFO”), funds available for distribution (“FAD”), and net operating income (“NOI”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”), and are generally used by investors, analysts, and the Company. LTC believes FFO, FAD, and NOI are helpful in evaluating the operating performance of a REIT.

Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. LTC believes that by excluding the effect of historical cost depreciation, FFO and FAD help facilitate meaningful comparisons of operating performance between periods. LTC believes FFO is useful to reflect the operating efficiency of the Company and provide a real estate industry baseline for comparison among REITs. FAD is useful in analyzing the portion of cash flow available for distribution to stockholders. Investors, analysts, and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage among REITs.

LTC calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“Nareit”). FFO, as defined by Nareit, means net income (loss) available to common stockholders (computed in accordance with GAAP), excluding the impact of real estate depreciation and amortization, gains or losses on the sale of real estate, impairment write-downs of depreciable real estate, and the Company’s related share of unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current Nareit definition or have a different interpretation of the current Nareit definition from that of the Company. Therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

The Company defines FAD as FFO excluding the impact of straight-line rent, amortization of lease incentives, other non-cash contra-revenue, effective interest income, non-cash compensation charges, provision for (recovery of) credit losses, and recurring capital expenditures required to maintain and re-tenant our properties.

As applicable, the Company excludes the impact of non-core adjustments on FFO and FAD, defined as Core FFO and Core FAD, respectively. These adjustments allow investors, analysts, and management to compare the Company’s operating performance on a consistent basis, independent of differences caused by unanticipated, non-operating, or non-comparable items. A detailed reconciliation of these non-core adjustments is provided in a dedicated table herein.

The Company defines NOI as net income (loss) available to common stockholders (computed in accordance with GAAP) excluding the impact of general and administrative expenses, transaction costs, write-off of effective interest, provision for (recovery of) credit losses, impairment loss, depreciation and amortization, interest expense, gain or loss on sale of real estate, and income tax provision (benefit). LTC uses NOI to reflect the operating performance of its portfolio because NOI excludes certain items that are not associated with the operations of its properties. NOI is not equivalent to LTC’s net income (loss) available to common stockholders as determined under GAAP. Additionally, the Company’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing NOI. Therefore, caution should be exercised when comparing LTC’s NOI to that of other REITs.

While the Company uses FFO, FAD, and NOI as supplemental performance measures of the cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. These measures should not be considered an alternative to net income (loss) available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

GAAP net income attributable to LTC Properties, Inc. stockholders	$348,146	$(19,995)	$401,376	$15,777
Depreciation and amortization	13,718	8,987	38,068	26,925
Impairment loss	2,310	—	2,310	—
(Gain) loss on sale of real estate, net	(323,948)	738	(331,500)	235
Nareit FFO attributable to LTC Properties, Inc. stockholders	40,226	(10,270)	110,254	42,937
Non-forfeitable dividends on participating securities	(157)	(154)	(471)	(471)
Nareit FFO available to common stockholders	40,069	(10,424)	109,783	42,466
Non-core adjustments (1)	(1,416)	42,418	(1,918)	50,834
FFO available to common stockholders, excluding non-core adjustments ("Core FFO")	$38,653	$31,994	$107,865	$93,300

Nareit FFO available to common stockholders	$40,069	$(10,424)	$109,783	$42,466
Non-cash income:
Straight-line rental income	98	372	696	1,447
Amortization of lease incentives	116	176	376	805
Other non-cash contra-revenue	—	1,271	—	1,514
Effective interest income	(610)	736	(1,728)	(2,194)
Total non-cash income	(396)	2,555	(656)	1,572

Non-cash expense:
Non-cash compensation charges	2,285	2,140	6,675	7,188
Write-off of effective interest receivable	—	41,455	—	41,455
Provision (Recovery) for credit losses	47	203	(610)	3,642
Total non-cash expense	2,332	43,798	6,065	52,285

Recurring capital expenditures	(1,105)	(209)	(2,313)	(300)
Funds available for distribution ("FAD")	40,900	35,720	112,879	96,023
Non-core adjustments (1)	(1,416)	(2,111)	(1,351)	2,157
FAD, excluding non-core adjustments ("Core FAD")	$39,484	$33,609	$111,528	$98,180

(1)	See the reconciliation of non-core adjustments on the following page for further detail.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD by reconciling the non-core adjustments (unaudited, amounts in thousands):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2026		2025		2026		2025
Reconciliation of non-core adjustments to Nareit FFO:
Add: Note receivable and related interest receivable write-off	$—		$—		$—		$3,064	(1)
Add: Provision for credit losses reserve recorded upon origination	—		554		—		938
Deduct: Recovery for credit losses related to loan payoffs	—		(375)		(765)		(375)
Add (Deduct): Total provision for credit losses adjustments	—		179		(765)		3,627
Add: Effective interest receivable write-off	—		41,455	(2)	—		41,455	(2)
Add: Straight-line rent receivable write-off	—		1,271	(3)	—		1,271	(3)
Add: Lease termination fee paid upon conversion to SHOP	—		—		—		5,971
Add: Transaction costs	1,165	(4)	488	(4)	3,042	(4)	1,311	(4)
Add: One-time general and administrative expenses related to an employee retirement	—		—		—		1,136
Add: Expense and contra-revenue adjustments	1,165		43,214		3,042		51,144
Deduct: Lease termination fee received upon sale of leased properties	(2,581)		—		(2,581)		—
Deduct: Income related to exit IRRs received	—		(975)	(5)	(1,614)	(6)	(3,937)	(7)
Deduct: Income adjustments	(2,581)		(975)		(4,195)		(3,937)
Total non-core adjustments to Nareit FFO available to common stockholders	$(1,416)		$42,418		$(1,918)		$50,834

Reconciliation of non-core adjustments to FAD:
Add: Lease termination fee paid upon conversion to SHOP	$—		$—		$—		$5,971
Add: Transaction costs	1,165	(4)	488	(4)	3,042	(4)	1,311	(4)
Add: One-time cash general and administrative expenses related to an employee retirement	—		—		—		436
Add: Cash expense adjustments	1,165		488		3,042		7,718
Deduct: Lease termination fee received upon sale of leased properties	(2,581)		—		(2,581)		—
Deduct: Cash income related to exit IRRs received	—		(2,599)	(5)	(1,812)	(6)	(5,561)	(7)
Deduct: Cash income adjustments	(2,581)		(2,599)		(4,393)		(5,561)
Total non-core cash adjustments to FAD	$(1,416)		$(2,111)		$(1,351)		$2,157

(1)	Represents the write-off of a working capital note and the related interest receivable in connection with a SHOP conversion.
(2)	Represents an effective interest receivable write-off in connection with a mortgage loan amendment that permits penalty-free early payoff during a specified window.
(3)	Represents the write-off of straight-line rent receivable as a result of an operator’s bankruptcy filing.
(4)	For 2026, the transaction costs adjustment includes all transaction costs incurred; for 2025, it includes only SHOP segment startup costs. Transaction costs are excluded from FFO and FAD to improve period-over-period comparability, as these expenditures are not indicative of ongoing operations.
(5)	Represents $975 of exit IRR income recognized upon the early payoff of a mezzanine loan. The $975 reflects the receipt of $2,599, net of $1,624 of effective interest receivable previously recognized over the term of the loan through payoff.
(6)	Represents an exit IRR income received in connection with the sale of a portfolio of three skilled nursing centers in Florida that had been accounted for as a financing receivable. LTC recognized $1,614 of income, reflecting the receipt of $1,812, net of $198 of effective interest receivable previously recognized over the term of the loan through payoff.
(7)	Includes the $2,599 described in footnote (5) above, plus $2,962 of income from a 13% exit IRR received in connection with the redemption of LTC’s preferred equity investment in a joint venture. The $2,962 exit IRR income had not previously been recorded.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Basic Nareit FFO available to common stockholders per share	$0.74	$(0.23)	$2.13	$0.93
Diluted Nareit FFO available to common stockholders per share	$0.74	$(0.23)	$2.12	$0.92

Diluted Nareit FFO available to common stockholders	$40,021	$(10,424)	$109,670	$42,446
Weighted average shares used to calculate Nareit diluted FFO available to common stockholders per share	54,208	46,123	51,852	46,107

Basic Core FFO per share	$0.72	$0.69	$2.10	$2.04
Diluted Core FFO per share	$0.71	$0.69	$2.08	$2.02

Diluted Core FFO	$38,613	$32,148	$107,762	$93,771
Weighted average shares used to calculate diluted Core FFO per share	54,208	46,775	51,852	46,380

Basic FAD per share	$0.76	$0.77	$2.19	$2.10
Diluted FAD per share	$0.75	$0.77	$2.17	$2.08

Diluted FAD	$40,848	$35,874	$112,749	$96,494
Weighted average shares used to calculate diluted FAD per share	54,208	46,775	51,852	46,380

Basic Core FAD per share	$0.73	$0.73	$2.17	$2.15
Diluted Core FAD per share	$0.73	$0.72	$2.15	$2.13

Diluted Core FAD	$39,439	$33,763	$111,405	$98,651
Weighted average shares used to calculate diluted Core FAD per share	54,208	46,775	51,852	46,380

Reconciliation of FFO and FAD (continued)

Guidance

The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The Company’s 2026 full year guidance is as follows (unaudited, amounts in thousands, except per share amounts):

	Full Year 2026 Guidance
	Low	High
Diluted earnings per common share	$7.80	$7.82
Less: Gain on sale, net of impairment loss	(6.04)	(6.04)
Add: Depreciation and amortization	1.03	1.03
Add: Adjustments for participating securities	0.03	0.03
Diluted Nareit FFO available to common stockholders	2.82	2.84
Add: Non-core adjustments	(0.06)	(0.06)
Diluted Core FFO	$2.76	$2.78

Diluted Nareit FFO available to common stockholders	$2.82	$2.84
Less: Non-cash income	(0.01)	(0.01)
Add: Non-cash expense	0.11	0.11
Less: Recurring capital expenditures	(0.08)	(0.08)
Diluted FAD	2.84	2.86
Add: Non-core adjustments	(0.01)	(0.01)
Diluted Core FAD	$2.83	$2.85

The assumptions underlying the 2026 full year guidance are as follows:

●	Gross investment estimates increased by $100 million at the mid-point, to $1.0 billion from $900 million. Gross investments include transactions closed to date, or expected to close in the 2026 fourth quarter.
●	Asset sales and loan payoffs projections of $730 million, including $550.2 million of sales and payoffs to date, with the remaining $179.8 million expected to pay off in the 2026 fourth quarter.
●	Narrowed SHOP NOI guidance, inclusive of expected net investments, to a range of $73.5 million to $76.4 million, from a range of $71.2 million to $79.9 million, which represents a $500,000 decrease to prior mid-point of Core SHOP NOI guidance, discussed below, and the timing of acquisitions.
●	For the core 27-property SHOP portfolio (13 initial conversions and 14 acquired properties as of the 2026 first quarter, excluding value-add conversions and additional acquisitions), narrowed SHOP NOI to a range of $53.5 million to $55.5 million (mid-point $54.5 million) from a range of $53.5 million to $56.5 million (mid-point $55 million). The assumptions underlying the SHOP NOI guidance at the mid-point are as follows:
o	Proforma NOI growth of ~13.0% at the mid-point, over 2025 proforma NOI.
o	Occupancy growth of ~70 basis points from 2025 proforma average occupancy of ~89.7%.
o	Projected increases in average revenue per occupied room per month (“RevPOR”) of ~5.1%, and average expense per occupied room per month (“ExPOR”) of ~2.8%.
●	SHOP FAD capital expenditures decreased to a range of $3.8 million to $4.2 million from $4 million to $4.4 million.
●	SHOP non-FAD capital expenditures estimate increased to $14.1 million from $12.9 million.
●	General and administrative costs estimates narrowed to a range of $33.1 million to $33.9 million, from $31.7 million to $33.9 million.
●	Adjustments to Core FFO and Core FAD include the following:
o	One-time exit IRR income that LTC received in connection with the sale of three skilled nursing centers accounted for as a financing receivable on the Company’s Consolidated Balance Sheets. See the reconciliation of non-core adjustments above.
o	One-time $2.6 million lease termination fee received upon the sale of the leased properties. See the reconciliation of non-core adjustments above.
o	Transaction costs, which are now expected to be in the range of $3.6 million to $3.8 million, from $3.1 million to $3.5 million for the full year.
o	Recovery of provision for credit losses related to loan payoffs, including the $765,000 recovery of provision for credit losses included on the reconciliation of non-core adjustments above.

Reconciliation of NOI

The following table reconciles GAAP net income to NOI (unaudited, amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net income	$349,324	$(18,540)	$405,095	$20,229
Add (Less): Income tax provision (benefit)	398	42	674	(39)
(Less) Add: (Gain) loss on sale of real estate, net	(323,948)	738	(331,500)	235
Add: General and administrative expenses	8,125	7,523	24,868	22,941
Add: Transaction costs	1,165	587	3,042	7,734
Add: Write-off of effective interest receivable	—	41,455	—	41,455
Add (Less): Provision (recovery) for credit losses	47	203	(610)	3,642
Add: Impairment loss	2,310	—	2,310	—
Add: Depreciation and amortization	13,718	8,987	38,068	26,925
Add: Interest expense	11,312	8,791	31,578	24,718
NOI	$62,451	$49,786	$173,525	$147,840

The following table provides a summary of the Company’s NOI by segment (unaudited, amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Real estate investment portfolio	$42,190	$44,843	$126,137	$140,062
SHOP	19,731	4,841	46,351	7,372
Non-segment/corporate	530	102	1,037	406
Total NOI	$62,451	$49,786	$173,525	$147,840